Distribution Financial Services MarineTrust 1999-2
August 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         421,750,288.86
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                                    Prior                               Current
                    Class           Prin. Pymt.  $1000 orig.prin.bal.   Prin. Pymt. $1000 orig.prin.bal.
                     A-1                $0.00           0.0000000    $9,576,407.15        45.3647460
                     A-2                $0.00           0.0000000            $0.00         0.0000000
                     A-3                $0.00           0.0000000            $0.00         0.0000000
                     A-4                $0.00           0.0000000            $0.00         0.0000000
                     A-5                $0.00           0.0000000            $0.00         0.0000000
                     A-6                $0.00           0.0000000            $0.00         0.0000000
                       B                $0.00           0.0000000            $0.00         0.0000000
                       C                $0.00           0.0000000            $0.00         0.0000000

Distribution Allocable to Interest on Notes
                               Prior                              Current
Class         Rate             Int. Pymt.  $1000 orig.prin.bal.   Int. Pymt. $1000 orig.prin.bal.
A-1           5.50%               $0.00           0.0000000      $362,313.35         1.7163277
A-2           5.98%               $0.00           0.0000000      $276,908.88         4.9833333
A-3           6.20%               $0.00           0.0000000      $558,666.50         5.1666667
A-4           6.48%               $0.00           0.0000000      $357,517.80         5.4000000
A-5         6.6656%               $0.00           0.0000000      $299,946.45         5.5546668
  B           6.93%               $0.00           0.0000000      $190,575.00         5.7750000
  C           7.61%               $0.00           0.0000000      $139,516.67         6.3416668


Note Balance After Giving Effect to Principal Distribution
          Class   Beginning Balance        Pool Factor   Ending Balance      Pool Factor
          A-1       79,050,185.81            1.0000000   69,473,778.66        329.1067592
          A-2       55,567,000.00            1.0000000   55,567,000.00          1.0000000
          A-3      108,129,000.00            1.0000000  108,129,000.00          1.0000000
          A-4       66,207,000.00            1.0000000   66,207,000.00          1.0000000
          A-5       53,999,000.00            1.0000000   53,999,000.00          1.0000000
            B       33,000,000.00            1.0000000   33,000,000.00          1.0000000
            C       22,000,000.00            1.0000000   22,000,000.00          1.0000000

Servicing Fee                                                                                              $175,729.29
Servicing Fee Per $1,000 of Orig.Note                                                                        0.3195078

Realized Losses                                                                                            $217,541.26

Reserve Account Balance                                                                                 $20,892,608.35

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                                        $11,980,489.27
          Interest Payments Received                                                                     $2,922,407.75
          Scheduled Principal Payments Received                                                          $1,887,383.43
          Principal Prepayments Received                                                                 $7,170,698.09

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                                                     $0.00

Ending Pool Balance                                                                                    $412,474,666.08
Ending Pool Factor                                                                                          0.74995379